                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           SEVEN SEAS PETROLEUM INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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

                           SEVEN SEAS PETROLEUM INC.
                          Suite 1700, 5555 San Felipe
                              Houston, Texas 77056
                           (713) 622-8218 (Telephone)
                          (713) 621-9770 (Telecopier)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Meeting") of SEVEN SEAS PETROLEUM INC. (the "Corporation") will be held in the Auditorium at the Marathon Oil Tower Conference Center, 5555 San Felipe, Houston, Texas, 77056, on Thursday, June 10, 1999, at 9:00 a.m. (Central Daylight Time) for the following purposes:

1. to elect directors to hold office until the next annual meeting of the Corporation's shareholders;

2. to appoint the auditors of the Corporation for the ensuing year and to authorize the directors to fix the remuneration to be paid to such auditors; and

3. to transact such other business as may properly come before the Meeting or any adjournment thereof.

     Copies of the Annual Report and the consolidated financial statements of the Corporation for the year ended December 31, 1998 and the auditors' report thereon accompany this Notice of Annual Meeting of Shareholders.

     The Board of Directors has fixed the close of business on May 5, 1999, as the record date for determination of shareholders who are entitled to notice of and to vote either in person or by proxy at the Meeting and any adjournment thereof.

     Shareholders who are unable to attend the Meeting are requested to complete, sign and date the enclosed form of proxy and return it in the addressed envelope provided for that purpose. To be effective, proxies must be received before 5:00 p.m. (Eastern Daylight Time) on Tuesday, June 8, 1999, by Montreal Trust Company of Canada, Proxy Department, 151 Front Street West, 8th Floor, Toronto, Ontario M5J 2N1.

DATED April 30, 1999.

                                       By Order of the Board of Directors of
                                       SEVEN SEAS PETROLEUM INC.
                                       /s/ Robert A. Hefner III

                                       Robert A. Hefner III
                                       Chairman of the Board

                           SEVEN SEAS PETROLEUM INC.

                        MANAGEMENT INFORMATION CIRCULAR

                            SOLICITATION OF PROXIES

     THIS MANAGEMENT INFORMATION CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF SEVEN SEAS PETROLEUM INC. (THE "CORPORATION") FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS (THE "MEETING") OF THE CORPORATION TO BE HELD IN THE AUDITORIUM AT THE MARATHON OIL TOWER CONFERENCE CENTRE, 5555 SAN FELIPE, HOUSTON, TEXAS, 77056, ON THURSDAY, JUNE 10, 1999 AT 9:00 A.M. (CENTRAL DAYLIGHT TIME) FOR THE PURPOSES SET FORTH IN THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS (THE "NOTICE") ACCOMPANYING THIS MANAGEMENT INFORMATION CIRCULAR. The solicitation of proxies will be primarily by mail and possibly supplemented by telephone or other personal contact to be made, without special compensation, by regular officers and employees of the Corporation. The Corporation does not reimburse shareholders, nominees or agents for the cost incurred in obtaining from their principals authorization to execute forms of proxy. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of the solicitation of proxies will be borne by the Corporation.

                     APPOINTMENT AND REVOCATION OF PROXIES

     The persons named in the enclosed form of proxy are directors and officers of the Corporation. A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER), OTHER THAN THE PERSONS NAMED, AS THE PROXY OF THE SHAREHOLDER AND MAY EXERCISE THIS RIGHT EITHER BY INSERTING THAT PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE ACCOMPANYING FORM OF PROXY AND STRIKING OUT THE OTHER NAMES OR BY COMPLETING ANOTHER PROPER FORM OF PROXY. To be effective, proxies must be received before 5:00 p.m. (Eastern Daylight Time) on Tuesday, June 8, 1999, by Montreal Trust Company of Canada, Proxy Department, 151 Front Street West, 8th Floor, Toronto, Ontario M5J 2N1.

     Proxies given by shareholders for use at the Meeting may be revoked at any time before their use. In addition to revocation in any other manner permitted by law, a proxy may be revoked by depositing an instrument in writing signed by the shareholder or by the shareholder's attorney duly authorized in writing at the principal office of the Corporation, Suite 1700, 5555 San Felipe, Houston, Texas, USA 77056, or at the Corporation's registered office, 2093 Second Avenue, Whitehorse, Yukon Territory, Canada Y1A 1B5, on or before the last business day preceding the date of the Meeting, or any adjournment thereof, or with the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof.

                        VOTING AND DISCRETION OF PROXIES

     The common shares of the Corporation (the "Common Shares") represented by proxies solicited by management of the Corporation pursuant to this Management Information Circular will be voted in accordance with the directions contained therein. IF NO DIRECTIONS ARE GIVEN, THE COMMON SHARES WILL BE VOTED FOR THE ELECTION OF MANAGEMENT'S NOMINEES AS DIRECTORS OF THE CORPORATION AND FOR THE APPOINTMENT OF MANAGEMENT'S NOMINEE AS AUDITORS OF THE CORPORATION AND AUTHORIZING THE DIRECTORS TO FIX THEIR REMUNERATION. THE ACCOMPANYING FORM OF PROXY CONFERS DISCRETIONARY AUTHORITY ON THE PERSONS NAMED THEREIN IN RESPECT OF AMENDMENTS OR VARIATIONS TO THE MATTERS REFERRED TO IN THE NOTICE AND IN RESPECT OF OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

     At the date of this Management Information Circular, management knows of no such amendments or variations or other matters that may properly come before the Meeting but, if any such amendments, variations or other matters are properly brought before the Meeting, the persons named in the proxies solicited by management of the Corporation pursuant to this Management Information Circular will vote thereon in accordance with their best judgment.

                    VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The Corporation is authorized to issue an unlimited number of Common Shares (without par value), and an unlimited number of Class A Preferred Shares. As at March 31, 1999, 37,778,420 Common Shares and no Class A Preferred Shares were issued and outstanding.

     The holders of Common Shares are entitled to one vote at the Meeting for each Common Share held. Holders of Common Shares of record on May 5, 1999 are entitled to receive notice of, and to vote at, the Meeting. The affirmative vote of a majority of the votes cast at the Meeting is required for the approval of each matter set forth in this Management Information Circular. This Management Information Circular and accompanying proxy are initially being mailed to shareholders on or about May 7, 1999.

     The following table sets forth certain information as of March 31, 1999, with respect to the beneficial ownership of the Common Shares, by (i) each person known by the Corporation to own beneficially more than 5% of the issued and outstanding Common Shares, (ii) each director of the Corporation and each of the Named Executive Officers (as defined below), and (iii) all executive officers and directors of the Corporation as a group.

                                                                   NUMBER OF          PERCENT
BENEFICIAL OWNER                                               COMMON SHARES (1)      OF CLASS
----------------                                               -----------------      --------
Robert A. Hefner III........................................       5,535,917(2)        14.7%
c/o Seven Seas Petroleum Inc.
Suite 1700, 5555 San Felipe
Houston, Texas 77056
Breene M. Kerr..............................................       2,635,919(3)         7.0%
c/o Brookside Company
115 Bay Street
Easton, Maryland 21601
George Soros and Stanley F. Drukenmiller....................       2,858,000(4)         7.6%
888 Seventh Avenue, 33rd Floor
New York, New York 10106
Robert W. Moore.............................................       2,542,000            6.8%
MTV Investment Limited Partnership
3600 West Main Street, Suite 150
Norman, Oklahoma 73072
State Street Research & Management Company..................       2,765,200            7.4%
One Financial Centre, 30th Floor
Boston, Massachusetts 02111-2690
Brian F. Egolf..............................................         174,569(5)         *
Sir Mark Thomson BT.........................................         385,899(6)         1.0%
Robert B. Panero............................................          42,445(7)         *
Gary F. Fuller..............................................          89,000(8)         *
James D. Scarlett...........................................          58,333(9)         *
Herbert C. Williamson III...................................         350,256(10)        *
Larry A. Ray................................................         323,883(11)        *
William W. Daily............................................             524            *
Robert M.D. Cross...........................................              --(12)        *
All executive officers and directors as a group (11                9,550,915(13)       25.3%
  persons)..................................................

---------------
 * Less than 1%

(1) The information as to Common Shares beneficially owned, controlled or directed is not within the knowledge of the Corporation and has been furnished by the proposed nominees individually. Unless otherwise indicated, each of the nominees listed has sole voting and investment power over the Common Shares owned. The number of Common Shares indicated includes, in each case, the number of Common Shares issuable upon exercise of options to purchase Common Shares ("Options") subject to the Corporation's 1996 Stock Option Plan, as amended (the "1996 Stock Option Plan"), and the Corporation's 1997 Stock Option Plan, as amended (the "1997 Stock Option Plan"), to the extent that such Options are currently exercisable. For purposes of this table, Options are deemed to be "currently exercisable" if they may be exercised within 60 days following March 31, 1999.

(2) Includes 300,000 Common Shares currently issuable upon exercise of Options and 15,000 Common Shares held by an entity in which Mr. Hefner has a substantial interest.

(3) Includes 75,000 Common Shares currently issuable upon exercise of an Option and 2,560,919 Common Shares beneficially owned by a limited partnership in which Mr. Kerr serves as a general partner.

(4) Of the Common Shares identified, Mr. Soros, Mr. Drukenmiller and Soros Fund Management LLC may be deemed the beneficial owner of 1,176,400 Common Shares. Mr. Drukenmiller and Duquesne Capital Management, LLC may also be deemed the beneficial owner of the remaining 1,681,600 Common Shares.

(5) Includes 112,833 Common Shares currently issuable upon exercise of Options and 25,000 Common Shares owned by a trust for the benefit of members of Mr. Egolf's family.

(6) Includes 58,333 Common Shares currently issuable upon exercise of an Option.

(7) Includes 41,666 Common Shares currently exercisable upon exercise of an Option and 779 Common Shares held by Mr. Panero's wife.

(8) Includes 75,000 Common Shares currently issuable upon exercise of Options. Also includes 4,000 Common Shares owned by a limited liability company of which Mr. Fuller and his wife each own a 50% interest and share voting and investment powers and 10,000 Common Shares owned by a limited partnership of which Mr. Fuller has the voting and investment power as the trustee of a trust which is the sole general partner. Mr. Fuller has a 35.65% interest in the partnership as a limited partner. Excludes 3,500 Common Shares owned by Mr. Fuller's wife as to which he disclaims beneficial ownership.

(9) Includes 58,333 Common Shares issuable upon exercise of Options. Mr. Scarlett surrendered these Options upon his resignation as a director of the Corporation effective April 5, 1999.

(10) Includes 350,000 Common Shares issuable upon the exercise of Options. Mr. Williamson surrendered these Options upon his resignation as a director and officer of the Corporation effective April 5, 1999.

(11) Includes 183,333 Common Shares currently issuable upon exercise of an Option and an additional 104,500 Common Shares owned by Mr. Ray's wife.

(12) Subsequent to March 31, 1999, options to acquire 75,000 Common Shares were granted to Mr. Cross upon joining the Board of Directors, of which 25,000 are currently exercisable.

(13) Includes 1,254,498 Common Shares issuable upon exercise of Options.

                    MATTERS FOR CONSIDERATION AT THE MEETING

ELECTION OF DIRECTORS

     The articles of the Corporation provide that the Corporation shall have a minimum of three (3), and a maximum of fifteen (15) directors to be elected annually. The number of directors is currently fixed at nine (9).

     The persons named in the accompanying form of proxy intend to vote for the election as directors of the Corporation of the nine proposed nominees whose names are set forth in the table below, all of whom are now directors of the Corporation and have been since the dates indicated. If, before the Meeting, any of the proposed nominees is unable or unwilling to serve as a director, the persons named in the accompanying form of proxy are entitled to vote for other nominees in their discretion. Management is not aware that any of the proposed nominees is unable or unwilling to serve as a director. Each director elected will hold office until the next annual meeting of shareholders or until his office is vacated.

     The following table sets forth the name and country of residence of each of the proposed nominees for election as directors of the Corporation, their age, the other positions and offices with the Corporation presently held by each of them, their principal occupations or employment and their periods of service as directors of the Corporation. Information as to the number of Common Shares beneficially owned, controlled or directed by each of them is set forth above under "Voting Shares and Principal Shareholders".

NAME AND COUNTRY                              PRINCIPAL OCCUPATION AND
OF ORDINARY RESIDENCE                    AGE  POSITION WITH THE CORPORATION             DIRECTOR SINCE
---------------------                    ---  -----------------------------             --------------
ROBERT A. HEFNER III (1)...............   64  Chairman, Chief Executive Officer,        November 8, 1996
Houston, Texas                                Managing Director and Director of the
United States                                 Corporation; Managing Member of The GHK
                                              Company L.L.C., a private and oil and
                                              gas exploration company
BREENE M. KERR (1)(2)(3)...............   70  Vice Chairman and Director of the         June 12, 1997
Easton, Maryland,                             Corporation; General Partner, Talbot
United States                                 Fairfield II L.P., an oil and gas
                                              exploration undertaking

NAME AND COUNTRY                              PRINCIPAL OCCUPATION AND
OF ORDINARY RESIDENCE                    AGE  POSITION WITH THE CORPORATION             DIRECTOR SINCE
---------------------                    ---  -----------------------------             --------------
BRIAN F. EGOLF (2).....................   51  Director of the Corporation; President    November 8, 1996
Santa Fe, New Mexico,                         of Petroleum Properties Management
United States                                 Corporation, a private oil and gas
                                              exploration company
SIR MARK THOMSON BT (3)................   59  Director of the Corporation; Managing     June 12, 1997
Rotterdam, The Netherlands                    Director of B&N Investments Limited, an
                                              investment management company
ROBERT B. PANERO.......................   70  Director of the Corporation; President    June 12, 1997
New York, New York,                           of Robert Panero Associates,
United States                                 international strategic policy and
                                              project studies advisors
GARY F. FULLER (2).....................   62  Director of the Corporation; Shareholder  June 12, 1997
Oklahoma City, Oklahoma,                      and director of McAfee & Taft,
United States                                 attorneys-at-law
LARRY A. RAY (1).......................   51  Executive Vice President, Chief           June 12, 1997
Houston, Texas,                               Operating Officer, Chief Financial
United States                                 Officer and Director of the Corporation
WILLIAM W. DAILY.......................   55  Executive Vice President and Director of  September 23, 1998
Bogota, Colombia                              the Corporation; President of GHK
                                              Company Colombia
ROBERT M.D. CROSS (3)..................   40  Director of the Corporation; Founder and  April 5, 1999
West Vancouver, British Columbia,             Managing Director of Whytecliff Capital
Canada                                        Corporation, a merchant bank

---------------

 (1) Member of the Executive Committee.

 (2) Member of the Stock Option and Compensation Committee.

 (3) Member of the Audit Committee.

     Each of the proposed nominees for election as a director of the Corporation has held the principal occupation identified above for not less than five years, except for Mr. Hefner, who became an officer of the Corporation in May 1997; Mr. Kerr, who served as Chairman and a director of Kerr Consolidated, an equipment sales and leasing company, from 1969 to 1995; Mr. Ray, who was appointed Chief Financial Officer of the Corporation on an interim basis effective April 5, 1999, and who was the Corporation's Executive Vice President -- Operations from June 1997 to September 1997 and has served in a management capacity for The GHK Company L.L.C. since 1990; Mr. Daily, who operated an international consulting practice from 1993 to 1998, prior to which time he served as Vice President of International Operations of Hondo Oil & Gas Company from 1989 to 1993; and Mr. Cross, who was Chairman and Chief Executive Officer of Yorkton Securities Inc., an international investment banking firm, from 1994 to 1998.

     Each director elected at the Meeting will hold office until the next annual meeting of shareholders for the election of directors or until his successor has been duly elected and qualified. Vacancies on the Board of Directors may be filled by the remaining directors, and directors elected to fill such vacancies will hold office until the next annual meeting of shareholders.

     Effective on April 5, 1999, Mr. Herbert C. Williamson III resigned as a director and Executive Vice President and Chief Financial Officer of the Corporation, and Mr. James D. Scarlett resigned as a director of the Corporation.

     DIRECTORS' COMPENSATION

     Directors who are also officers or employees of the Corporation are not separately compensated for serving on the Board of Directors or as members of Board committees. Directors who are not officers or employees of the Corporation are eligible to participate in the 1996 Stock Option Plan and the 1997 Stock Option Plan and are reimbursed for their out-of-pocket expenses incurred in connection with their service as directors, including travel expenses. The Corporation also maintains directors' and officers' liability insurance.

     In June 1997, the Corporation granted Mr. Ray an option to purchase 200,000 Common Shares at a price of US$10.70 per share. Such options vested one-third immediately, with the remaining vesting 50% at the end of one year from the date of grant and the remaining 50% at the end of the second year from the date of grant. On September 9, 1997, the Corporation granted Mr. Ray options to purchase an additional 200,000 Common Shares at a price of US$13.23 per share. Such options will vest one-third each on the third, fourth and fifth anniversaries of the date of grant.

     The Corporation granted options at an exercise price of US$10.70 per share to the other directors holding office on July 17, 1997 as follows: Mr. Hefner -- 300,000; Mr. Egolf -- 75,000; Mr. Kerr -- 75,000; Mr. Fuller -- 75,000; Mr.
Panero -- 50,000; Mr. Scarlett -- 75,000; and Mr. Thomson -- 75,000. One-third of the options vested immediately, with the remaining vesting 50% at the end of one year from the date of grant and the remaining 50% at the end of the second year from the date of grant. Mr. Panero's options vested as to 50% at the end of one year from the date of grant and the remaining 50% will vest at the end of the second year from the date of grant. Mr. Panero also received a payment of US$37,500 in lieu of 25,000 options which would have vested immediately. All unexercised vested and unvested options held by Mr. Scarlett were surrendered effective April 5, 1999.

     In September 1997, the Corporation granted Mr. Williamson an option to purchase 500,000 Common Shares at an exercise price of US$13.23 per share, of which options to purchase 150,000 Common Shares vested immediately, options to purchase 150,000 Common Shares vested on September 9, 1998 and options to purchase 50,000 Common Shares vest on each of September 9, 1999, 2000, 2001 and 2002, respectively. All unexercised vested and unvested options held by Mr. Williamson were cancelled effective April 5, 1999.

     On November 25, 1997, the Corporation granted options at an exercise price of US$18.55 per share to the directors then holding office as follows: Mr. Hefner -- 150,000; Mr. Williamson -- 150,000; Mr. Egolf -- 100,000; Mr. Kerr --
75,000; Mr. Fuller -- 75,000; Mr. Panero -- 25,000; Mr. Scarlett -- 25,000; Mr.
Thomson -- 25,000; and Mr. Ray -- 150,000. Such options vest one-third each on the first, second, and third anniversaries of the date of grant. All unexercised vested and unvested options held by Messrs. Williamson and Scarlett, respectively, were cancelled effective April 5, 1999.

     On August 21, 1998, the Corporation granted Mr. Egolf an option to purchase 18,000 Common Shares at an exercise price of US$14.09 per share, vesting monthly in instalments of 1,500 shares beginning October 1, 1998.

     On September 14, 1998, the Corporation granted Mr. Daily an option to purchase 237,500 Common Shares at an exercise price of US$9.00 per share, vesting one-third each on the first, second, and third anniversaries of the date of grant.

     On April 5, 1999, the Corporation granted Mr. Cross an option to purchase 75,000 Common Shares at an exercise price of US$4.81 per share, of which options to purchase 25,000 Common Shares vested immediately and options to purchase 25,000 Common Shares vest on each of April 5, 2000 and 2001.

     In each case, the Corporation granted these options at the approximate prevailing market price on the date of grant.

     MATERIAL INTEREST OF DIRECTORS

     Mr. Hefner is the sole shareholder of The GHK Company L.L.C. ("GHK"). Effective July 1, 1997, the Corporation entered into an administrative services agreement with GHK whereby the Corporation pays US$1,750 each month to GHK for miscellaneous administrative expenses. The Corporation recognized US$21,000 of expense in connection with this agreement in 1998. In addition, GHK pays certain miscellaneous costs incurred on behalf of the Corporation. The Corporation reimbursed GHK approximately US$100,000 in 1998 for such costs. For information concerning other transactions between GHK, the Corporation and their respective affiliates and insiders, please see "Interest of Management and Others in Material Transactions".

     Mr. Fuller is a shareholder and director of the McAfee & Taft law firm, which provides legal services to the Corporation and its affiliates. In addition, Mr. Scarlett, a former director, is a partner in the law firm of McMillan Binch, the Corporation's Canadian legal counsel.

     BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The United States Securities and Exchange Commission (the "Commission") requires the Corporation's officers, directors, and certain beneficial owners to file reports of ownership and changes in ownership with the

Commission and the American Stock Exchange. Based on its review of such forms received, the Corporation believes that during the period from January 1, 1998 through March 31, 1999, its officers, directors, and certain beneficial owners complied with all applicable filing requirements, except that Robert A. Hefner III and Breene M. Kerr were late in filing two monthly reports, and Sir Mark Thomson BT, Brian F. Egolf and Larry A. Ray were each late in filing one monthly report.

APPOINTMENT OF AUDITORS

     The persons named in the accompanying form of proxy intend to vote for the reappointment of Arthur Andersen LLP as auditors of the Corporation, to serve as auditors until the close of the next annual meeting of shareholders. It is proposed that the remuneration to be paid to the auditors be fixed by the Board of Directors. Arthur Andersen LLP was first appointed auditors of the Corporation on June 29, 1995. Representatives of Arthur Andersen LLP will be present at the Meeting, will be offered the opportunity to make a statement if such representatives desire to do so and will be available to respond to appropriate questions.

                      STATEMENT OF EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning the compensation paid by the Corporation to its Chief Executive Officer and each of the other persons who served as executive officers of the Corporation whose annual salary and bonus exceeded C$100,000 (approximately US$68,000) for the fiscal year ended December 31, 1998 (the "Named Executive Officers"). The table does not include perquisites and other personal benefits for any individual for whom the aggregate amount of such compensation does not exceed the lesser of (i) C$50,000, or (ii) 10% of individual combined salary and bonus for the Named Executive Officer in that year.

                           SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------------------
                                                                                                                   PAYOUTS
                                    ANNUAL COMPENSATION               OTHER         RESTRICTED      SECURITIES    ---------
    NAME AND PRINCIPAL      ------------------------------------      ANNUAL          STOCK         UNDERLYING      LTIP
     POSITION WITH THE                   SALARY         BONUS      COMPENSATION       AWARD          OPTIONS/      PAYOUTS
        CORPORATION           YEAR        (US$)         (US$)         (US$)           (US$)          SARS (#)       (US$)
---------------------------------------------------------------------------------------------------------------------------
  Robert A. Hefner III,       1998       450,000         --               --              --              --        --
  Chairman, Chief
  Executive Officer and       1997            --         --               --              --         450,000        --
  Managing Director           1996            --         --               --              --          50,000(2)     --
---------------------------------------------------------------------------------------------------------------------------
  Larry A. Ray,               1998       262,500         --               --              --              --        --
  Executive Vice President,
  Chief Operating Officer     1997       139,062(3)      --               --              --         550,000        --
  and Director
---------------------------------------------------------------------------------------------------------------------------
  Herbert C. Williamson
  III,                        1998       100,000         --               --              --              --        --
  Executive Vice President,   1997        29,167(3)      --               --              --         650,000        --
  Chief Financial Officer
  and Director
---------------------------------------------------------------------------------------------------------------------------
  William W. Daily,           1998       120,000(4)      --               --              --         237,500        --
  Executive Vice President
  and Director
---------------------------------------------------------------------------------------------------------------------------

---------------------------  ---------------

    NAME AND PRINCIPAL          ALL OTHER
     POSITION WITH THE        COMPENSATION
        CORPORATION             (US$)(1)
  Robert A. Hefner III,              --
  Chairman, Chief
  Executive Officer and              --
  Managing Director                  --
------------------------------------------------------------
  Larry A. Ray,                      --
  Executive Vice President,
  Chief Operating Officer        33,330(5)
  and Director
----------------------------------------------------------------------------
  Herbert C. Williamson
  III,
  Executive Vice President,         256(5)
  Chief Financial Officer
  and Director
--------------------------------------------------------------------------------------------
  William W. Daily,                  --
  Executive Vice President
  and Director
------------------------------------------------------------------------------------------------------------

---------------
(1) Except as otherwise indicated, the dollar value of perquisites and other personal benefits for each of the Named Executive Officers was less than established reporting thresholds.

(2) Mr. Hefner was granted options exercisable for 50,000 Common Shares at US$18.75 per share for his participation as a member of the Board of Directors.

(3) Represents salary received from commencement of employment through December 31, 1997 from the Corporation, which amount does not reflect an annual rate of compensation.

(4) Represents salary received from commencement of employment through December 31, 1998 from the Corporation, which amount does not reflect an annual rate of compensation.

(5) Consists solely of amounts contributed by the Corporation to the Named Executive Officer's account in the Corporation's 401(k) Plan.

     OPTION/SAR GRANTS DURING 1998

     The following table sets forth information regarding individual grants of options by the Corporation during the fiscal year ended December 31, 1998 to the Named Executive Officers and their potential realizable values.

----------------------------------------------------------------------------------------------------------
                                          INDIVIDUAL GRANTS
                        ------------------------------------------------------
                        NUMBER OF  % OF TOTAL                                  POTENTIAL REALIZABLE VALUE
                          SHARES    OPTIONS                MARKET              AT ASSUMED ANNUAL RATES OF
                        UNDERLYING GRANTED TO EXERCISE OR VALUE OF              SHARE PRICE APPRECIATION
                         OPTIONS   EMPLOYEES  BASE PRICE  SHARES ON                for Option Term (1)
                         GRANTED   IN FISCAL   PER SHARE  THE DATE  EXPIRATION ---------------------------
         NAME              (#)        YEAR    (US$/SHARE) OF GRANT     DATE       5%(US$)      10%(US$)
----------------------------------------------------------------------------------------------------------
  William W. Daily       237,500     28.9%       9.00       9.00    09/14/2008   1,344,262     3,406,625
----------------------------------------------------------------------------------------------------------

---------------

(1) The assumed rates of annual appreciation are calculated from the date of grant through the assumed expiration date. Actual gains, if any, on option exercises and Common Share holdings are dependent on the future performance of the Common Shares and overall stock market conditions. There can be no assurance that the value reflected in the table will be achieved.

     No stock appreciation rights have been granted by the Corporation to the Named Executive Officers or to other employees or directors of the Corporation.

     AGGREGATED OPTION EXERCISES DURING 1998 AND FISCAL YEAR-END OPTION VALUES

     The following table provides information relating to options exercised by the Named Executive Officers during 1998 and the number and value of unexercised options held by the Named Executive Officers at fiscal year-end. The Corporation does not have any outstanding stock appreciation rights:

--------------------------------------------------------------------------------------------------
                                                                     NUMBER OF SECURITIES
                                                                    UNDERLYING UNEXERCISED
                                    SHARES                         OPTIONS, WARRANTS/SARS AT
                                   ACQUIRED                             FISCAL YEAR-END
                                      ON          VALUE                     (#) (1)
                                   EXERCISE      REALIZED    -------------------------------------
              NAME                   (#)        (US$) (1)       EXERCISABLE       UNEXERCISABLE
--------------------------------------------------------------------------------------------------
  Robert A. Hefner III               --            --             300,000            200,000
--------------------------------------------------------------------------------------------------
  Larry A. Ray                       --            --             183,333            366,667
--------------------------------------------------------------------------------------------------
  Herbert C. Williamson III (3)      --            --             350,000            300,000
--------------------------------------------------------------------------------------------------
  William W. Daily                   --            --                  --            237,500
--------------------------------------------------------------------------------------------------

--------------------------------  -------------------------------------
                                          VALUE OF UNEXERCISED
                                          IN-THE-MONEY OPTIONS,
                                            WARRANTS/SARS AT
                                             FISCAL YEAR-END
                                                (US$)(2)
                                  -------------------------------------
              NAME                   EXERCISABLE       UNEXERCISABLE
  Robert A. Hefner III                   --                 --
-------------------------------------------------------------------------------------------
  Larry A. Ray                           --                 --
--------------------------------------------------------------------------------------------------
  Herbert C. Williamson III (3)          --                 --
--------------------------------------------------------------------------------------------------
  William W. Daily                       --                 --
--------------------------------------------------------------------------------------------------

---------------

(1) Represents the difference between the exercise price of the option and the closing price on the date of exercise.

(2) Based on a closing price on December 31, 1998 of US$6.69 per share. Options are "in-the-money" at the fiscal year-end if the market value of the underlying securities on that date exceeds the exercise price of the option.

(3) The options granted to Mr. Williamson were surrendered effective April 5, 1999.

     EMPLOYMENT AGREEMENTS

     The Corporation entered into a five-year employment agreement with Larry A. Ray dated June 12, 1997 that provides for an annual base salary of US$262,500 and, in the sole discretion of the Stock Option and Compensation Committee of the Board of Directors (the "Compensation Committee"), Mr. Ray may receive annual merit increases, annual bonuses and stock option awards. As part of his employment agreement, Mr. Ray was granted options to purchase 200,000 Common Shares at an exercise price of US$10.70 per share. One-third of the options vested immediately and the remainder vest one-half each on the first and second anniversaries of the date of grant. On September 9, 1997, the Corporation granted Mr. Ray options to purchase an additional 200,000 Common Shares at a price of $13.23 per share. Of the latter options granted to Mr. Ray, 95,000 are under the 1996 Stock Option Plan and 105,000 are under the 1997 Stock Option Plan. Such options vest one-third each on the third, fourth, and fifth anniversaries of the date of grant. The employment agreement may be terminated for "cause", which includes death or serious incapacity. Under the terms of the employment agreement, Mr. Ray will receive payments equal to the amounts remaining to be paid under the agreement in the event of a "Change in Control" and his employment terminates for any reason, including resignation by Mr. Ray. For purposes of this agreement, the term "Change in Control" means (1) any merger, consolidation or reorganization in which the Corporation is not the surviving entity (or survives only as a subsidiary of an entity), (2) any sale, lease, exchange, or other transfer of (or agreement to sell, lease, exchange, or otherwise transfer) all or substantially all of the assets of the Corporation to any other person or entity (in one transaction or a series of related transactions), (3) dissolution or liquidation of the Corporation, (4) any person or entity, including a "group" as contemplated by Section 13(d) of the United States Exchange Act of 1934, acquires or gains ownership or control (including without limitation, power to vote) of more than 45% of the outstanding shares of the Corporation's voting stock (based upon voting power), or (5) as a result of or in connection with a contested election of directors, the persons who were directors of the Corporation before such election cease to constitute a majority of the Board of Directors; provided, however, that the term "Change in Control" shall not include any reorganization, merger, consolidation, sale, lease, exchange, or similar transaction involving solely the Corporation and one or more previously wholly-owned subsidiaries of the Corporation.

     The Corporation entered into a five-year employment agreement with Mr. Herbert C. Williamson III dated September 9, 1997 that provided for an annual base salary of US$100,000 and, in the sole discretion of the Compensation Committee, Mr. Williamson may receive annual merit increases, annual bonuses and stock option awards. As part of his employment agreement, Mr. Williamson was granted options to purchase 500,000 Common Shares at an exercise price of US$13.23 per share. Options to purchase 150,000 Common Shares vest immediately, options to purchase 150,000 Common Shares vested on September 9, 1998, and options to purchase 50,000 Common Shares each vest on September 9, 1999, 2000, 2001 and 2002, respectively. Of the options granted to Mr. Williamson, 150,000 are under the 1996 Stock Option Plan and 350,000 are under the 1997 Stock Option Plan. The remaining terms and conditions of Mr. Williamson's employment agreement are substantially similar to Mr. Ray's employment agreement. Mr. Williamson resigned his employment with the Corporation effective April 5, 1999. Under the terms of a severance agreement with Mr. Williamson dated April 5, 1999, the Corporation agreed to pay a termination payment of US$175,000 to Mr. Williamson and to maintain his medical benefits for a one year period. Mr Williamson also agreed to surrender all rights in respect of options granted to him under the Corporation's stock incentive plans.

     The Corporation entered into a three-year employment agreement with Mr. William W. Daily dated September 1, 1998 that provides for an annual base salary of US$330,000 and, in the sole discretion of the Compensation Committee, Mr. Daily may receive annual merit increases, annual bonuses and stock option awards. As part of his employment agreement, Mr. Daily was granted options to purchase 237,500 Common Shares at an exercise price of US$9.00 per share. Options to purchase 79,167 Common Shares vest on each of September 14, 1999, 2000, and 2001. The options granted to Mr. Daily are under the 1997 Stock Option Plan. The remaining terms and conditions of Mr. Daily's employment agreement are substantially similar to Mr. Ray's employment agreement.

     INDEBTEDNESS TO CORPORATION OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

     On November 1, 1997, Mr. Ray obtained a US$200,000 loan from the Corporation to finance the purchase of his residence. This loan bears a 6.06% interest rate, is unsecured and is due on November 1, 2002. The Corporation recognized interest income of approximately US$12,000 and US$2,000 in 1998 and 1997, respectively.

     Since January 1, 1998, no other director, executive officer or senior officer of the Corporation, or any associate or affiliate of any such director, executive officer or senior officer is or has been indebted to the Corporation or any of its subsidiaries, or is or has been indebted to another entity where such indebtedness is or has been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Corporation or any of its subsidiaries, other than routine indebtedness.

     REPORT ON EXECUTIVE COMPENSATION

     The Corporation's policy with respect to executive compensation and the amount thereof is determined by the Compensation Committee. In establishing and implementing compensation policy, the Compensation Committee considers the recommendations of the Chief Executive Officer and considers comparative industry data. Issues relating to compensation are considered by the Compensation Committee periodically throughout the year as needed on a case-by-case basis and in the early part of each year based upon individual and corporate performance during the preceding year.

     The guiding philosophy of the Compensation Committee in the determination of executive compensation is to attract and retain qualified and experienced executives and provide reasonable base salaries and incentives for performance geared to the Corporation's success. Since the Corporation does not presently have any significant revenue, the Compensation Committee's focus has been not to award cash bonuses and to provide incentives through stock option awards with delayed vesting provisions. The Compensation Committee believes that stock options, coupled with delayed vesting provisions to encourage continued service, are the best way to link the interests of management with those of the shareholders.

     Robert A. Hefner III was appointed Chief Executive Officer of the Corporation in May 1996. His compensation for 1998 consisted of a salary of US$450,000, based on an assessment of his individual performance and significance to the development of the Corporation's business. On the basis of the Corporation's 1998 financial results, no options were granted to Mr. Hefner during the year.

     Submitted by the Compensation Committee:

     Breene M. Kerr
     Brian F. Egolf
     Gary F. Fuller

                               PERFORMANCE GRAPH

     The following graph charts performance of an investment in the Common Shares against the TSE 300 Composite Index and the TSE Oil & Gas Index, assuming an investment of US$100 on June 30, 1995. Between June 30, 1995 and February 6, 1997, the Common Shares were traded on the Canadian Dealing Network. The Common Shares commenced trading on the TSE on February 7, 1997 and on the American Stock Exchange on January 9, 1998. The Common Shares trade in U.S. dollars on the TSE and the American Stock Exchange.

                                     CHART

                   STATEMENT OF CORPORATE GOVERNANCE POLICIES

     In accordance with the report of The Toronto Stock Exchange Committee on Corporate Governance in Canada, companies listed on the TSE are required to disclose their corporate governance practices with reference to the Guidelines for Improved Corporate Governance in Canada (the "Guidelines") set out in the TSE Company Manual, copies of which are available from the TSE or the Corporation.

     MANDATE AND RESPONSIBILITIES OF THE BOARD OF DIRECTORS

     The fundamental objective of the Board of Directors is to ensure that the Corporation operates in a fashion which maximizes shareholder value over the long term. The Board of Directors carries out all of its duties and responsibilities in a manner consistent with that fundamental objective. The principal duty and responsibility of the Board of Directors is to oversee the management and operations of the Corporation, with the day-to-day management of the business and affairs of the Corporation delegated by the Board of Directors to the Chief Executive Officer and other executive officers.

     Responsibilities of the Board of Directors also include overseeing the conduct of the Corporation's business, providing leadership and direction to its management and setting policies. Strategic direction for the Corporation is developed through the Board of Directors' planning process. Through this process, the Board of Directors adopts the operating plan for the coming year, and monitors management's progress relating to that plan through a regular reporting and review process. To date, no formal position descriptions for the Board of Directors and the Chief Executive Officer have been developed as recommended by the Guidelines.

     The Board of Directors met four times during 1998, excluding periodic telephone conference calls of directors. Three regular meetings of the Board of Directors are currently scheduled for 1999. Each of the directors holding office during 1998 attended all of the meetings of the Board of Directors and any committee on which he served.

     COMPOSITION AND SIZE OF THE BOARD OF DIRECTORS

     The nine-member Board of Directors is elected by the shareholders of the Corporation, with three directors, Robert A. Hefner III, William W. Daily and Larry A. Ray, who are "related" to the Corporation within the meaning of the Guidelines. In addition to serving as a director, Mr. Hefner is the Corporation's Chairman and Chief Executive Officer, Mr. Daily is the Executive Vice President and President of GHK Company Colombia, the Corporation's principal operating subsidiary, and Mr. Ray is the Corporation's Executive Vice President, Chief Operating Officer and interim Chief Financial Officer. In view of the current developmental state of the Corporation's business, and the fact that a majority of the directors are regularly involved in the business and affairs of the Corporation, the Board of Directors has concluded that the functions of Chairman and Chief Executive Officer of the Corporation do not need to be separated at this time. The six "unrelated" directors are independent of management and free from any interest, business or other relationships that could, or could reasonably be perceived to, materially interfere with their ability to act with a view to the best interests of the Corporation, other than interests and relationships arising from shareholding. The Corporation does not have a "significant shareholder", that is, a shareholder with the ability to exercise a majority of the votes for the election of the Board of Directors.

     COMMITTEES OF THE BOARD OF DIRECTORS

     The Corporation has established three standing committees of the Board of
Directors: an Executive Committee, an Audit Committee and a Compensation Committee. Messrs. Hefner (Chairman), Kerr and Ray are members of the Executive Committee. Messrs. Kerr, Thomson and Cross are members of the Audit Committee, with Mr. Cross having joined the committee following Mr. Scarlett's resignation in April 1999. Messrs. Kerr, Egolf and Fuller are members of the Compensation Committee.

     The Executive Committee is delegated, during the intervals between the meetings of the Board of Directors, all the powers of the Board of Directors in respect of the management and direction of the business and affairs of the Corporation (except only those specified in subsection 116(2) of the Business Corporations Act of the Yukon Territory (the "YBCA") in all cases in which specified direction in writing shall not have been given by the Board of Directors.

     The Audit Committee consults with the auditors of the Corporation and such other persons as the members deem appropriate, reviews the preparations for and scope of the audit of the Corporation's annual financial statements, makes recommendations concerning the engagement and fees of the independent auditors, and performs such other duties relating to the financial statements of the Corporation as the Board of Directors may assign from time to time.

     The Compensation Committee has all the powers of the Board of Directors, including the authority to issue shares or other securities of the Corporation, in respect of any matters relating to the administration of the 1996 Stock Option Plan, the 1997 Stock Option Plan and compensation of officers, directors, employees and other persons performing substantial services for the Corporation.

     The Guidelines contemplate that committees of the Board of Directors should generally be composed of outside directors, a majority of whom are unrelated directors. The Corporation complies with the requirements of the YBCA in that the majority of the members of the Audit Committee are not officers or employees of the Corporation or its affiliates. In addition, a majority of the members of the Compensation Committee are unrelated directors. The Board of Directors feels it is appropriate to have Messrs. Hefner and Ray serve on the Executive Committee, as they possess particular expertise as to the operations of the Corporation.

     DECISIONS REQUIRING BOARD OF DIRECTORS APPROVAL AND EXPECTATIONS OF MANAGEMENT

     The Board of Directors has delegated to the Chief Executive Officer and senior management responsibility for the day-to-day management of the business of the Corporation. Matters of policy and issues outside the normal course of business are brought before the Board of Directors for its review and approval, along with all matters requiring the review and approval of the Board of Directors under applicable legislation. The Chief Executive Officer and senior management review the Corporation's progress in relation to the current operating plan at Board of Directors meetings, which are held at regular intervals during the year (usually quarterly). Financial, operational and strategic issues facing the Corporation are reviewed, monitored and approved at the Board of Directors meetings.

     RECRUITMENT OF NEW DIRECTORS AND ASSESSMENT OF BOARD PERFORMANCE

     The Board of Directors has not established a committee of non-management directors with the responsibility for proposing new nominees to serve on the Board of Directors and for assessing directors on an ongoing basis. Instead, any director may propose new nominees to the Board of Directors for consideration by the Board of Directors as a whole. In addition, although no formal orientation and education program for new directors has been established, all recent appointees to the Board of Directors have had extensive industry, legal or corporate governance experience as a result of prior employment or service as a director.

     The Guidelines also contemplate that a corporate board should implement a process to be carried out by an appropriate committee for assessing the effectiveness of the board as a whole, the committees of the Board of Directors and the contribution of individual directors. Due to the size and composition of the Board of Directors, the Board of Directors is of the view that a formal process of assessment is unnecessary and instead, the effectiveness of committees and individual directors is assessed on an informal basis.

     SHAREHOLDER FEEDBACK

     Under the direction of the Chief Executive Officer, there is a shareholder relations program in place which involves one of the directors, Mr. Egolf, being available to respond to shareholder inquiries and concerns on a regular basis. Shareholder concerns of a significant nature are directed to the Chief Executive Officer for information and resolution, and management reports to the Board of Directors on these matters and other major shareholder and investor matters.

           INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

     On November 1, 1997, the Executive Vice President and Chief Operating Officer obtained a US$200,000 loan from the Corporation. This loan bears a 6.06% interest rate and is due November 1, 2002. The Corporation recognized interest income of approximately US$12,000 and US$2,000 in 1998 and 1997, respectively.

     The Corporation's Chairman and Chief Executive Officer, Mr. Robert A. Hefner III, beneficially owns 100% GHK. Effective July 1, 1997, the Corporation has entered into an administrative service agreement with GHK. The Corporation recognized fees of US$21,000 and US$10,500 of such expenses in 1998 and 1997, respectively. In addition, GHK pays certain miscellaneous costs incurred on behalf of the Corporation. The Corporation reimbursed GHK approximately US$100,000 and US$400,000 in 1998 and 1997, respectively, for such costs.

     Mr. Hefner owns 100% of the shares of The GHK Corporation ("GHK Corp."). GHK Corp. owns an executive aircraft, which Mr. Hefner and other executives and employees of the Corporation use for certain business travel. The Corporation has entered into an agreement with GHK Corp. whereby the Corporation pays GHK Corp. the lesser of the cost of a first class airline ticket or the total actual expenses for each specific flight. The Corporation incurred US$31,000 in expenditures for such air travel during 1998.

                              MANAGEMENT CONTRACTS

     Except as described under "Matters for Consideration of the Meeting -- Election of Directors -- Material Interest of Directors", there are no management functions of the Corporation or its subsidiaries which are to any substantial degree performed by a person other than the directors or senior officers of the Corporation or its subsidiaries.

                                    GENERAL

     Information contained in this Management Information Circular is given as of April 15, 1999 unless otherwise noted. The contents and the sending of this Management Information Circular have been approved by the Board of Directors of the Corporation.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Corporation at its principal executive office by December 31, 1999 in order for such proposals to be included in the Corporation's management information circular and form of proxy for such meeting. Shareholders submitting such proposals are requested to address them to the Secretary, Seven Seas Petroleum Inc., Suite 1700, 5555 San Felipe, Houston, Texas, 77056.

DATED April 30, 1999

                                       By Order of the Board of Directors of
                                       SEVEN SEAS PETROLEUM INC.
                                       /s/ Robert A. Hefner III

                                       Robert A. Hefner III
                                       Chairman of the Board

                           SEVEN SEAS PETROLEUM INC.

                                 FORM OF PROXY

         SOLICITED BY MANAGEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS OF SEVEN SEAS PETROLEUM INC. TO BE HELD ON THURSDAY, JUNE 10, 1999

     The undersigned holder of common shares of Seven Seas Petroleum Inc. (the "Corporation") hereby appoints Robert A. Hefner III, Chairman of the Board, Chief Executive Officer and Managing Director of the Corporation, or failing him, Larry A. Ray, Executive Vice President and Chief Operating Officer of the Corporation, or instead of either of them, ________________________________________________ , as the proxy of the undersigned, with the power of substitution, to attend and act for and on behalf of the undersigned at the annual meeting of shareholders of the Corporation to be held on Thursday, June 10, 1999, and any adjournment thereof, with all the powers that the undersigned could exercise if the undersigned were personally present at the meeting, or any adjournment thereof, including the authority to vote the common shares of the Corporation represented by this proxy (the "Common Shares") in the proxyholder's discretion except as specified below.

     The undersigned directs that the Common Shares shall be:

     1. VOTED FOR [ ] or WITHHELD FROM VOTING [ ] in respect of the election of directors.

     2. VOTED FOR [ ] or WITHHELD FROM VOTING [ ] in respect of the appointment of auditors and authorizing the directors to fix their remuneration.

     3. VOTED IN THE PROXYHOLDER'S DISCRETION IN RESPECT OF AMENDMENTS OR VARIATIONS TO MATTERS REFERRED TO IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND IN RESPECT OF OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

                                         The Common Shares will be voted in
                                         accordance with the directions
                                         contained in this proxy. If no
                                         directions are given, the Common Shares
                                         will be voted FOR the election of
                                         directors and FOR the appointment of
                                         auditors and authorizing the directors
                                         to fix their remuneration. This proxy
                                         may be revoked by following the
                                         procedure set forth in the accompanying
                                         Management Information Circular.

                                         DATED  , 1999.

                                         Signature of Shareholder(s)

                                         (1) This form of proxy should be dated
                                             and signed by the shareholder or by
                                             the shareholder's attorney duly
                                             authorized in writing. If the
                                             shareholder is a corporation, this
                                             form of proxy should be signed by
                                             the duly authorized officer(s) of
                                             the corporation or by the
                                             corporation's attorney duly
                                             authorized in writing. If this form
                                             of proxy is not dated, it will be
                                             deemed to bear the date on which it
                                             is mailed by the person making the
                                             solicitation.

                                         (2) A SHAREHOLDER HAS THE RIGHT TO
                                             APPOINT A PERSON (WHO NEED NOT BE A
                                             SHAREHOLDER) OTHER THAN THE PERSONS
                                             NAMED ABOVE AS THE PROXY OF THE
                                             SHAREHOLDER AND MAY EXERCISE THIS
                                             RIGHT EITHER BY INSERTING THAT
                                             PERSON'S NAME IN THE BLANK SPACE
                                             PROVIDED IN THIS FORM OF PROXY AND
                                             STRIKING OUT THE OTHER NAMES OR BY
                                             COMPLETING ANOTHER PROPER FORM OF
                                             PROXY.